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                                  EXHIBIT 4

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[LETTERHEAD]


Consent of Independent Chartered Accountants

We hereby consent to the incorporation, by reference, in the annual report of Suncor Energy Inc. on Form 40-F, of our report dated January 20, 2000 on our audits of the consolidated financial statements, including the additional information provided in Exhibit 1 to Form 40-F, as of December 31, 1999, 1998 and 1997.

"PricewaterhouseCoopers LLP"

Chartered Accountants
Calgary, Alberta
February 24, 2000